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[REYNOLDS & REYNOLDS LOGO]                                                  NEWS
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         REYNOLDS AND REYNOLDS DECLARES REGULAR THIRD QUARTER DIVIDEND,
                      ANNOUNCES BOARD OF DIRECTORS CHANGES

DAYTON, OHIO, May 4, 2004 - The Reynolds and Reynolds Company's (NYSE: REY) board of directors today declared a regular third quarter Class A common stock dividend of 11 cents per share, payable June 10, 2004, to shareholders of record as of May 21, 2004.

The company also announced that Donald K. Peterson, 54, chairman and CEO, Avaya, Inc. will step down from the company's board of directors at the company's annual meeting of shareholders in February, 2005, due to increasing business demands and a resulting desire to reduce his outside directorships. Effective immediately, Mr. Peterson will step down as chair of the Audit Committee and as a member of the Nominating and Governance Committee. He has been a member of the Reynolds and Reynolds board of directors since 1998.

"Don has been a dedicated leader and contributor," Lloyd `Buzz' Waterhouse, Reynolds' CEO, chairman and president, said. "He has been a strong chair of the Audit Committee. We appreciate the many hours he has devoted to the company. We'll sorely miss Don, but we respect the many demands on his time."

Effective today, Stephanie W. Bergeron, 50, is named chair of the Audit Committee and a member of the Nominating and Governance Committee. Ms. Bergeron has been a member of the Reynolds and Reynolds board of directors and the Audit Committee since 2002. Ms. Bergeron is formerly Senior Vice President, Corporate Financial Operations of The Goodyear Tire and Rubber Company. During her career, she also held senior financial positions with Daimler Chrysler Corporation and Chrysler Corporation.

Reynolds and Reynolds ( www.reyrey.com ) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea GmbH and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                                                         REY0425


CONTACT:
MEDIA                            INVESTORS
Paul Guthrie                     John Shave
937.485.8104                     937.485.1633
paul_guthrie@reyrey.com          john_shave@reyrey.com